UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 16, 2018

CESCA THERAPEUTICS INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	333-82900	94-3018487

(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

2711 Citrus Road, Rancho Cordova, California		95742

(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code (949) 753-0624

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

          Emerging growth company      ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.        Entry into a Material Definitive Agreement.

On April 16, 2018, Cesca Therapeutics Inc. (the “Company”) entered into an amendment to its revolving line of credit facility (the “Debt Facility”) with Boyalife Asset Holding II, Inc. (“Lender”). The Company originally entered into the Debt Facility in March 2017 pursuant to a Revolving Credit Agreement, dated March 6, 2017 (as thereafter amended on September 13, 2017), between the Company and Boyalife Investment Fund II, Inc., the predecessor by merger to Lender (the “Credit Agreement”). The Credit Agreement grants the Company the right to borrow up to $10.0 million from Lender on an unsecured basis at any time prior to March 6, 2022 (the “Maturity Date”).

In connection with the April 2018 amendment to the Debt Facility, the Company and Lender entered into a First Amended and Revolving Restated Credit Agreement (the “Amended Credit Agreement”) and Second Amended and Restated Convertible Promissory Note (the “Amended Note”). The Amended Credit Agreement and Amended Note modified and amended the Debt Facility as follows:

●

The Lender was granted the right to convert, at any time, outstanding principal and accrued but unpaid interest under the Debt Facility into shares of Company common stock at a conversion price equal to $1.61 per share, subject to customary adjustments for stock splits, reverse stock splits, and the like (the “Fixed Conversion Price”). Notwithstanding the foregoing, if the Amended Note is converted after the Maturity Date, the conversion price of the Amended Note will be the lower of the Fixed Conversion Price or an amount equal to 90% of the average volume-weighted average price of our common stock during the 10 trading days immediately prior to the Maturity Date. Prior to the April 2018 amendment, the Debt Facility was convertible by the Lender only upon maturity of the obligation.

●

If the Company in the future issues shares of common stock, or is deemed to issue shares of common stock, prior to the full payment or conversion of the Amended Note for a price per share lower than the Fixed Conversion Price then in effect, the Fixed Conversion Price will be reduced to the price per share paid in the future issuance, with certain customary exceptions for equity plan issuances and issuances pursuant to certain strategic transactions.

●

The Company has been granted the right to defer the payment of the $657,000 interest payment that was originally due on December 31, 2017 until December 31, 2018, or if earlier, the date on which the Company completes a debt or equity financing transaction resulting in gross proceeds of $5.0 million or more.

Except for the foregoing, the Amended Credit Agreement and Amended Note contain substantially the same material terms and conditions as the Debt Facility agreements that they amended and restated. In particular, the Debt Facility bears interest at 22% per annum, simple interest, with accrued interest being payable on the last day of each calendar year (except for the deferral of the 2017 interest payment as described above). The Amended Note can be prepaid in whole or in part by the Company at any time without penalty, and the Company may re-borrow any amounts paid at any time prior to the Maturity Date. The Maturity Date of the Amended Note is subject to acceleration of the Maturity Date at the option of the Lender upon customary events of default, which include a breach of the Debt Facility documents, termination of operations, or bankruptcy.

The Amended Note contains a provision providing that the number of shares of Company common stock issuable upon conversion of the Amended Note may not exceed 19.99% of the Company’s outstanding shares of common stock on the date the Credit Agreement was originally entered into (March 6, 2017), unless the Company obtains stockholder approval for such issuance in the manner required by the Marketplace Rules of the Nasdaq Stock Market, Inc. The Company intends to seek such stockholder approval at its next annual meeting of stockholders.

As of March 31, 2018, the outstanding principal balance of the Debt Facility was $7,200,000, and accrued but unpaid interest was $1,017,000.

In connection with Amended Credit Agreement, on April 16, 2018, the Company entered into a First Amended and Restated Nomination and Voting Agreement (the “Amended Nomination Agreement”), which amends and restates the Nomination and Voting Agreement originally entered into on February 13, 2016, by the Company and Boyalife (Hong Kong) Limited (“Boyalife HK”). Boyalife HK is the Company’s largest stockholder and an affiliate of the Lender. The Amended Nomination Agreement provides that Boyalife HK will have the right to designate a number of members of the Board of Directors of the Company that is in proportion to the “Boyalife Ownership Percentage”, which is Boyalife HK’s and its affiliates’ combined percentage ownership of outstanding common stock, treating as outstanding any shares of common stock underlying convertible securities that are immediately exercisable by Boyalife HK and its affiliates’ (including under the Amended Note) without any further payment (the “Boyalife Ownership Percentage”). The Amended Nomination Agreement will terminate according to its terms when and if the Boyalife Ownership Percentage falls below 20%.

The descriptions of the Amended Credit Agreement, Amended Note, and Amended Nomination Agreement set forth above are necessarily incomplete and are qualified by reference to the full text of such documents, which are attached to this Form 8-K as Exhibit 10.1, Exhibit 10.2, Exhibit 10.3, respectively, and which are incorporated herein by reference.

Item 2.03.        Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01, “Entry into a Material Definitive Agreement,” is incorporated herein by reference.

Item 3.02.        Unregistered Sales of Equity Securities.

The offer and sale of the Amended Note was made (and the offer and sale of the shares of Company common stock issuable upon conversion of the Amended Note were and will be made) pursuant to the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended, including pursuant to Rule 506 thereunder. Such offer and sale was made solely to an “accredited investor” under Rule 506 and was made without any form of general solicitation and with full access to any information requested by the Lender regarding the Company, the Amended Note, and the Company’s common stock.

Item 9.01.        Financial Statements and Exhibits.

(d)        Exhibits

Exhibit No.	Description
10.1	First Amended and Restated Revolving Credit Agreement, dated April 16, 2018, between Cesca Therapeutics Inc. and Boyalife Asset Holding II, Inc.

10.2	Second Amended and Restated Convertible Promissory Note, dated April 16, 2018, issued by Cesca Therapeutics Inc. to Boyalife Asset Holding II, Inc.

10.3	First Amended and Restated Nomination and Voting Agreement, dated April 16, 2018, between Cesca Therapeutics Inc, and Boyalife (Hong Kong) Limited.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CESCA THERAPEUTICS INC.

Dated: April 17, 2018	/s/ Vivian Liu
Vivian Liu, Chief Operating Officer